Exhibit 10.3

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of April 14, 2022 (the “Effective Date”), by and between Bremer Family 1995 Living Family Trust, with an office at 1660 Chicago Avenue, Suite M11, Riverside CA 92507-2033 (the “Seller”), and Purebase Corporation, with an office at 8631 State Highway 124, Ione, CA 95640 (the “Buyer”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

A. On April 1, 2020, the Seller and the Buyer entered into a Purchase and Sale Agreement (the “Agreement”), pursuant to which, subject to certain closing conditions, the Seller agreed to sell, and the Buyer agreed to purchase, the Property generally known as the Snow White Mine, as more specifically described on Exhibit A to the Agreement.

B. Pursuant to Section 9.10 of the Agreement, the Agreement may be amended only by an instrument in writing signed by the Seller and the Buyer.

C. The Seller and the Buyer desire to amend certain terms of the Agreement as set forth below, to be deemed effective as of April 1, 2022.

AGREEMENT

In consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Amendment to Agreement. Section 5.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“5.1. Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place within three (3) years after the effective date of this Agreement at a time and place designated by Buyer or on such other date as Buyer and Seller may mutually agree (the “Closing Date”).

2. Reaffirmation. Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references to the Agreement hereafter shall be deemed to refer to the Agreement, as amended by this Amendment.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute a single instrument.

4. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

5. Governing Law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Agreement, shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.

SELLER:

BREMER FAMILY 1995 LIVING FAMILY TRUST

By:	/s/ John Bremer
Name:	John Bremer
Title:	Trustee

BUYER:

PUREBASE CORPORATION

By:	/s/ A. Scott Dockter
Name:	A. Scott Dockter
Title:	Chief Executive OPfficer